Exhibit 10.2

                                    ADDENDUM

     This Addendum is made and entered into as of January 18, 2006, by and among
H. H. Brown Shoe Technologies, Inc., a Delaware corporation doing business as Dicon Technologies with its principal office at 124 West Putnam Avenue, Greenwich, Connecticut 06830 ("Dicon"), Hydrogel Design Systems, Inc., a corporation organized and existing under the laws of Delaware with its principal office at 2150 Cabot Blvd. West Suite B, Langhorne, PA 19047, and Foam Manufacturing, Inc., a Delaware corporation and the wholly owned subsidiary of Hydrogel Design Systems, Inc. (Hydrogel Design Systems, Inc. and Foam Manufacturing, Inc. are hereinafter collectively referred to as "Hydrogel").

                                    RECITALS

     Dicon and Hydrogel are parties to that certain Agreement dated as of August 29, 2005 (the "Agreement") for the purchase and sale of certain equipment and the grant of manufacturing and distribution rights.

     Pursuant to the Agreement, Hydrogel was required to pay $135,000.00 on the execution of the Agreement by Dicon and Hydrogel.

     To date, Hydrogel has paid Dicon $50,000.00 of the $135,000.00 that is due and payable under the Agreement.

     Hydrogel has requested Dicon to delay the payment of the balance of $85,000.00 that is due and payable, and Dicon is willing to grant such delay provided it receives security for the payment of the additional payments under the Agreement, all as provided and subject to the terms and conditions contained in this Addendum.

     NOW THEREFORE, in consideration of the terms, covenants and provisions contained herein, the parties do hereby agree as follows:

1. DEFINITIONS: Unless otherwise defined in this Addendum, all capitalized terms shall have such meaning assigned to them in the Agreement.

2. DELAY OF PAYMENT: Subject to Hydrogel's grant to Dicon of a first priority purchase money security interest in and to the First Line Equipment to be shipped to Hydrogel by Dicon, Dicon agrees to delay the due date for the payment of the $85,000.00 that is due and payable by Hydrogel until no later than the end of business on February 1, 2006. Hydrogel expressly acknowledges and agrees that Dicon shall in no event be required to ship the First Line Equipment until such time as the $85,000.00 payment is received by Dicon.

3. SECURITY INTEREST: In order to secure payment of the second payment of $135,000.00 that is due and payable by Hydrogel on the Test Date (the "Indebtedness") and all of Hydrogel's obligations under this Addendum, Hydrogel does hereby grant to Dicon a present and continuing purchase money security interest in and to the First Line Equipment (the "Collateral"). Upon payment in full of the Indebtedness, Dicon agrees to promptly file appropriate UCC-3
Termination Statement(s) to terminate the purchase money security interest created hereby in the Collateral.

4. COVENANTS OF HYDROGEL: Hydrogel agrees to defend the Collateral against all claims and demands of all persons. Hydrogel shall be responsible for all risk of loss and any damage to the Collateral. Hydrogel shall have and maintain insurance and pay all premiums at all times with respect to the Collateral, payable to Dicon and Hydrogel as their interests may appear.

5. DEFAULT: Hydrogel shall be in default under this Addendum upon the occurrence of any event that constitutes a default or breach by Hydrogel of the payment of the Indebtedness under the terms of the Agreement; or the breach by Hydrogel of any representation, covenant or other term of this Addendum.

6. REMEDIES: If Hydrogel shall be in default under this Addendum, Dicon, immediately and at any time thereafter, may declare all of the Indebtedness secured pursuant to this Agreement immediately due and payable. Dicon shall have all rights available in law or at equity, including, without limitation, the right for specific performance of this Agreement or for an injunction against violations of any of the terms hereof, together with all the rights and remedies of Dicon under the Delaware Uniform Commercial Code and any other applicable law, including the right to take possession of the Collateral or to render it unusable by Hydrogel. Dicon may require Hydrogel to assemble the Collateral and make it available to Dicon at a place to be designated by Dicon that is reasonably convenient to both parties. Dicon may, insofar as Hydrogel can give authority therefore, lawfully enter upon any premises on which the Collateral may be located and peacefully remain in possession thereon or remove the Collateral therefrom. If the Collateral is stored by Dicon on Hydrogel's premises, Dicon shall not be charged or held liable for the cost of the use of such premises. Dicon shall give Hydrogel commercially reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made. The requirements of commercially reasonable notice shall be met if such notice is mailed, by means of regular or expedited mail service, postage prepaid, addressed to Hydrogel at Hydrogel's address shown at the beginning of this Addendum, or the most recent address provided to Dicon pursuant to the Agreement, if any is applicable, at least ten (10) days before the time of the sale or other disposition. In the event Dicon disposes of any of the Collateral, Hydrogel shall remain liable for any deficiency and Dicon shall account for any surplus. All rights and remedies of Dicon against the Collateral, shall be cumulative and may be exercised singularly or concurrently. In the event Dicon seeks to take possession of any of the Collateral by court process, Hydrogel hereby irrevocably waives any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession and waives any demand for possession prior to commencement of any suit or act to recover with respect thereto.

7. COMMERCIAL ACKNOWLEDGMENT. HYDROGEL ACKNOWLEDGES THAT THE TRANSACTION TO WHICH THIS ADDENDUM AND THE AGREEMENT RELATE IS A COMMERCIAL TRANSACTION, HYDROGEL WAIVES ITS RIGHT TO NOTICE OR HEARING UNDER ANY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY THAT DICON MAY USE.

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

8. WAIVER OF JURY TRIAL. IN THE INTEREST OF A SPEEDY RESOLUTION OF ANY LAWSUIT WHICH MAY ARISE HEREUNDER, BOTH DICON AND HYDROGEL WAIVE A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS AGREEMENT AND AS TO ANY ISSUES ARISING RELATING TO THIS AGREEMENT.

9. MISCELLANEOUS.

     a. Dicon may exercise its rights with respect to the Collateral without resort to other collateral or sources of reimbursement for the Indebtedness.

     b. The provisions of this Addendum shall not be affected by any addition or release of any person or entity primarily or secondarily liable for the Indebtedness or the release of any other property that may secure the Indebtedness.

     c. Hydrogel shall pay to Dicon on demand any costs, expenses, attorneys' fees and their disbursements incurred or paid by Dicon in protecting or enforcing its rights in the Collateral and in collecting any part of the Indebtedness and such amounts expended pursuant to hereto shall be added to the Indebtedness.

     d. Any delay, failure or waiver by Dicon to exercise any right it may have under this Addendum is not a waiver of Dicon's right to exercise the same or any other right at any other time.

     e. Hydrogel Design Systems, Inc. and Foam Manufacturing, Inc. shall be jointly and severally liable for any and all of their respective obligations and liabilities under this Addendum. A breach by Hydrogel Design Systems, Inc. or Foam Manufacturing, Inc. under this Addendum or the Agreement shall also constitute a breach by the other party and shall entitle Dicon to exercise all of its rights and remedies under this Addendum and at law or in equity against Hydrogel Design Systems, Inc. or Foam Manufacturing, Inc., or both.

     f. This Addendum and the security interest created hereby shall be governed by the laws of the State of Delaware. Hydrogel agrees that any proceeding arising out of this Addendum or any document executed in connection herewith may be instituted in any federal or state court in the State of Connecticut, and Hydrogel irrevocably submits to the jurisdiction of any such court.

     g. No agreement to change or waive the terms of this Addendum shall be valid unless it is in writing and executed by Hydrogel and Dicon.

     h. In the event that there are any provisions contained in this Addendum which are inconsistent with the provisions contained in the main body of the Agreement, it shall be deemed to be the intent of the parties hereto that the provisions contained in this Addendum supersede any inconsistent provisions therein.

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

     i. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, Hydrogel and Dicon have executed this Addendum effective as of the date first set forth above.


H. H. Brown Shoe Technologies, Inc.     Hydrogel Design Systems, Inc.
d/b/a Dicon Technologies
                                                /s/ Matthew L. Harriton
                                        By:_____________________________________
                                            Matthew L. Harriton, President

    /s/ Wayne Celia
By:_______________________________________
   Wayne Celia, President, duly authorized

                                        Foam Manufacturing, Inc.

                                            /s/ Matthew L. Harriton
                                        By:_____________________________________
                                            Matthew L. Harriton, President



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